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Project Green Thumb August 2003

Special Committee Update

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Investor Bid Letters

OVERVIEW OF PRELIMINARY BIDS AND PROCESS A.

TABLE OF CONTENTS 1. APPENDIX

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OVERVIEW OF PRELIMINARY BIDS AND PROCESS

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SUMMARY OF INITIAL BIDS

Preliminary Bids

Investor	Price	Implied Enterprise Value Range	Implied 2003E EBITDA Multiple	Financing	Financing Sources	Timing	Legal Advisors	Accounting Advisor	Financial Advisors
***	$14.50 [a]	$128.6	5.1x	Senior, Sub, S/L*, Equity		60 days (to definitive proposal)			
***	$14.34 - 17.14 [b]	$120 - 140	4.7x - 5.5x	Senior, Sub, Equity		30 days (to definitive proposal)	***	***	
Fairmont Capital	$14.00 [c]	$117.6	4.6x	Senior, Sub, Equity	***	3-5 weeks (to definitive proposal)			
***	$13.00 - 15.00	$117.6	4.6x	Senior, Sub, Equity [d]		30 days (to definitive proposal)	*** or ***	***	
*** Scenario A	$13.00 - 15.00 [e]	$110.8 - 124.6	4.4x - 4.9x	Senior ($57), S/L* (34), Equity (29 - 43)	***	3 weeks (to definitive proposal)	***	***	***
Scenario B	$13.00 - 15.00[e]	$110.8 - 124.6	4.4x - 4.9x	Senior ($86), Equity (34 - 48)	***	3 weeks (to definitive proposal)	***	***	***
***	$12.50 - 13.50	$116.8 [f]	4.6x	Senior ($57.2), Equity (65.5)		75 days (to close)			

Note: S/L refers to a sale/leaseback transaction.
(a) Assumes 7.08 million fully-diluted shares. Debt outstanding of $38.5 million.
(b) Assumes 7.22 million fully-diluted shares. Net debt of $31.0 million.
(c) Net debt of $33.0 million ($2.0 million of cash required to fund operations).
(d) Verbal indication that current fund will commit to entire investment amount.
(e) Assumes 6.14 to 6.24 million fully-diluted shares calculated using treasury stock method. Net debt of $31.0 million.
(f) Represents enterprise value at midpoint of $12.50 - 13.50 range. Assumes 6.84 million fully-diluted shares. Net debt of $37.0 million.

*** Confidential material redacted and submitted separately to the Commission.

SG Cowen

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Bids *** *** *** *** *** *** 6 0 6

1 0 1

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Passed (meeting) *** *** 2 0 2 Meetings *** *** *** *** *** *** *** *** *** 9 0 9

(Cont’d)

Initial Contacts *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** 27 16 43

Confidential material redacted and submitted separately to the Commission.

GREEN THUMB PROCESS OVERVIEW ***

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Financial Strategic Total

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APPENDIX

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INVESTOR BID LETTERS

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